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                                 UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 -------------

                                   FORM 8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 or 15(d) OF THE
                             SECURITIES ACT OF 1934

           Date of Report (Date of earliest event reported): May 11, 1998

                                 -------------

                              RACOM SYSTEMS, INC.
              (Exact name of registrant as specified in its charter)

                                   Delaware
                (State of or other jurisdiction of incorporation)

                                  000-21907
                            (Commission File Number)

                                  84-1182875
                        (IRS Employer Identification No.)

                 6080 Greenwood Plaza Blvd., Greenwood Village, CO
                 -------------------------------------------------
                     (Address of principal executive offices)

                                     80111
                                     -----
                                   (Zip code)
                                 303-771-2077
                      (Telephone number, including area code)

ITEM 5 - OTHER EVENTS:

   Racom Systems, Inc. announced on April 27, 1998, the appointment of John
A. Hinds as Chairman of its Board of Directors. "Under his management at Verifone, AT&T and General Electric, customers benefited from Mr. Hinds' ability to focus corporate assets and resources on market needs and solutions," said Richard Horton, president and CEO of Racom. "In his new role as Chairman, we also look forward to benefiting from his experience and believe his leadership will reinforce Racom's long-term strategy to deliver total solutions to the smart card market." Mr. Hinds replaces Charles Fear who will remain on Racom's Board.

   While at VeriFone, Mr. Hinds was responsible for all field operations worldwide, including engineering, marketing, and sales of products in the U.S. and in more than 80 countries internationally. He joined VeriFone in March 1993 from AT&T, where he served as senior vice president, international, of the parent company and president of AT&T International. Prior to AT&T, Mr. Hinds spent 11 years with the General Electric company in a variety of management positions. Mr. Hinds was also president of the Geneva-based International Organization for Standardization for the 1992-1994 term. He serves on the boards of various domestic and international business, cultural, and educational organization.
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                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RACOM SYSTEMS, INC.


                                       By:  /s/ Richard L. Horton
                                            --------------------------
                                            Richard L. Horton
                                            President and CEO

Date: May 11, 1998